Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Trans-Lux Corporation

Norwalk, Connecticut

We hereby consent to the use in this Amendment No. 1 to the Registration Statement 333-182870  on Form S-1 of our report dated April 16, 2012, relating to the consolidated financial statements of Trans-Lux Corporation, which is contained in that Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

December 20, 2012